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                                                                    Exhibit 99.3


                           CONSENT OF DIRECTOR NOMINEE


To Tower Realty Trust, Inc.:


            Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Tower Realty Trust, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.



                                           /s/ Richard M. Wisely
                                           ------------------------------------
                                           Richard M. Wisely


Dated: September 22, 1997